PROPERTY CO-TENANCY
                       OWNERSHIP AGREEMENT
                    Marie Callender Pie Shops
                         Gresham, Oregon

THIS CO-TENANCY AGREEMENT,

Made and entered into as of the 30th day of October, 2001, by and between AEI Real Estate Fund 85-A Limited Partnership (hereinafter called "Co-Tenancy Manager"), and George W. Dyar
(hereinafter called "Dyar"). (Dyar, Fund 85-A (and any other Owner in Fee where the context so indicates) being hereinafter sometimes collectively called "Co-Tenants" and referred to in the neuter gender).
WITNESSETH:

WHEREAS, Fund 85-A presently owns an undivided 62.8365% interest in and to, and Dyar presently owns an undivided 11.7311% interest in and to, and David Louis Cruickshank, trustee under the trust created by the will dated June 5, 1964 of Louis William
Achenbach, deceased, presently owns an undivided 10.5968% interest in and to, and Donald B. Wood and Sue D. Wood, Trustees of the Wood Family Trust dated 3/15/93, as amended 7/9/97 presently owns an undivided 14.8356% interest in and to the land, situated in the City of Gresham, County of Multnomah, and State of Oregon, (legally described upon Exhibit A attached hereto and hereby made a part hereof) and in and to the improvements located thereon (hereinafter called "Premises");

WHEREAS, The parties hereto wish to provide for: the orderly monitoring of performance by the present tenant of the Premises under the triple net lease agreement for the Premises; if necessary, upon a vacancy in the Premises, the operation and management of the Premises; the continued leasing of space within the Premises; and, the distribution of income from and the pro-rata sharing in expenses of the Premises by Co-Tenancy Manager in connection with Dyar's interest in the Premises.

NOW THEREFORE, in consideration of the purchase by Dyar of an undivided interest in and to the Premises, for at least One Dollar ($1.00) and other good and valuable consideration by the parties hereto to one another in hand paid, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants and agreements herein contained, it is hereby agreed by and between the parties hereto, as follows:

1. Dyar, subject to the limitations and power of revocation herein expressed, hereby designates Co-Tenancy Manager as its sole and exclusive agent and delegates to Co-Tenancy Manager the sole right to monitor and enforce on behalf of Dyar the terms of the present lease of the Premises, including but not limited to any amendments, consents to assignment, sublet, releases or


Co-Tenant Initial: /s/ GWD
Co-Tenancy Agreement for Marie Callender Pie Shops, Inc., Gresham OR


modifications to the lease or guarantees of lease and to deal with any property agent or tenant. Should the Premises become vacant, the operation and management of the Premises, is delegated by the Co-Tenants, subject to revocation on an individual basis by an individual Co-Tenant as otherwise set forth herein, to Co-Tenancy Manager, or its designated agent, successors or assigns. Provided, however, if Co-Tenancy Manager shall sell all of its interest in the Premises, (or shall no longer be delegated the operation and management of the Premises), the duties and obligations of Co-Tenancy Manager respecting management of the Premises as set forth herein, including but not limited to its duties and obligations respecting paragraphs 2, 3, and 4 hereof, shall be exercised by the holder or holders of a majority undivided co-tenancy interests in the Premises. Subject to the approval of all Co-Tenants evidenced by their written consent, Co-Tenancy Manager shall negotiate and execute re-leases of the Premises upon termination of the present lease of the Premises or negotiate and execute easements affecting the Premises, may incur ordinary and necessary operating expenses in connection with the management of the Premises, and propose extraordinary or capital expenditures to the Premises. Until Dyar shall revoke such authority as provided herein, Co-Tenancy Manager or Dyar itself may obligate Dyar with respect to any ordinary and necessary operating expense for the Premises. However, Co-Tenancy Manager has no right to obtain a loan for which any other Co-Tenant would be liable, nor may Co-Tenancy Manager finance or refinance the Premises by secured by any lien or any pledge of the Premises. Dyar agrees to execute and deliver to Co-Tenancy Manager such written approval of documents approved by Dyar, such approval to take such form as may be reasonably required by Co-Tenancy Manager to evidence its authority to sign approved documents on behalf of Dyar.

As further set forth in paragraph 2 hereof, Co-Tenancy Manager agrees to require any lessee of the Premises to name Dyar as an insured or additional insured in all insurance policies provided for, or contemplated by, any lease on the Premises. Co-Tenancy Manager shall use its best efforts to obtain endorsements adding Co-Tenants to said policies from lessee within 30 days of commencement of this agreement. In any event, Co-Tenancy Manager shall distribute any insurance proceeds it may receive, to the extent consistent with any lease on the Premises, to the Co-Tenants in proportion to their respective ownership of the Premises.

2. Income and expenses shall be allocated among the Co-Tenants in proportion to their respective share(s) of ownership. Shares of net income shall be pro-rated for any partial calendar years included within the term of this Agreement. Co-Tenancy Manager may offset against, pay to itself and deduct from any payment due to Dyar under this Agreement, and may pay to itself the amount of Dyar's share of any reasonable expenses of the Premises which are not paid by Dyar to Co-Tenancy Manager or its assigns, within ten
(10) days after demand by Co-Tenancy Manager. In the event there is insufficient operating income from which to deduct Dyar's unpaid share of operating expenses, Co-Tenancy Manager may pursue any and all legal remedies for collection.

Operating Expenses shall include all normal operating expense, including but not limited to: maintenance, utilities, supplies, labor, management, advertising and promotional expenses, salaries and wages of rental and management personnel, leasing commissions



Co-Tenant Initial: /s/ GWD
Co-Tenancy Agreement for Marie Callender Pie Shops, Inc., Gresham OR


to third parties, a monthly accrual to pay insurance premiums, real estate taxes, installments of special assessments and for structural repairs and replacements, management fees, legal fees and accounting fees, but excluding all operating expenses paid by tenant under terms of any lease agreement of the Premises.

Dyar has no requirement to, but has, nonetheless elected to retain, and agrees to annually compensate, Co-Tenancy Manager in the amount of $624 for the expenses, direct and indirect, incurred by Co-Tenancy Manager in providing Dyar with quarterly accounting and distributions of Dyar's share of net income and for tracking, reporting and assessing the calculation of Dyar's share of operating expenses incurred from the Premises. This invoice amount shall be pro-rated for partial years and Dyar authorizes Co-Tenancy Manager to deduct such amount from Dyar's share of revenue from the Premises. Dyar may terminate this agreement in this paragraph respecting accounting and distributions at any time and attempt to collect its share of rental income directly from the tenant; Co-Tenancy Manager may terminate its obligation under this paragraph upon 30 days written notice to Dyar prior to the end of each anniversary hereof, unless agreed in writing to the contrary.

3. Full, accurate and complete books of account shall be kept in accordance with generally accepted accounting principles at Co-Tenancy Manager 's principal office, and each Co-Tenant shall have access to such books and may inspect and copy any part thereof during normal business hours. Within ninety (90) days after the end of each calendar year during the term hereof, Co-Tenancy Manager shall prepare an accurate income statement for the ownership of the Premises for said calendar year and shall furnish copies of the same to all Co-Tenants. Quarterly, as its share, Dyar shall be entitled to receive 11.7311% of all items of income and expense generated by the Premises. Upon receipt of said accounting, if the payments received by each Co-Tenant pursuant to this Paragraph 3 do not equal, in the aggregate, the amounts which each are entitled to receive proportional to its share of ownership with respect to said calendar year pursuant to Paragraph 2 hereof, an appropriate adjustment shall be made so that each Co-Tenant receives the amount to which it is entitled.

4. If Net Income from the Premises is less than $0.00 (i.e., the Premises operates at a loss), or if capital improvements, repairs, and/or replacements, for which adequate reserves do not exist, need to be made to the Premises, the Co-Tenants, upon receipt of a written request therefore from Co-Tenancy Manager shall, within fifteen (15) business days after receipt of notice, make payment to Co-Tenancy Manager sufficient to pay said net operating losses and to provide necessary operating capital for the premises and to pay for said capital improvements, repairs and/or replacements, all in proportion to their undivided interests in and to the Premises. All Co-Tenants shall have the right to review all contracts that will have a material effect on the Premises. All Co-Tenants shall have the right to approve budgets and major capital expenditures affecting the Premises. While Co-Tenancy Manager shall own an interest in the Premises, Co-Tenants agree to delegate the determination of such budgets and need for capital expenditures to Co-Tenancy Manager subject to the power of any Co-Tenant to revoke such delegation in accordance with the provisions hereof.


Co-Tenant Initial: /s/ GWD
Co-Tenancy Agreement for Marie Callender Pie Shops, Inc., Gresham OR


5. Co-Tenants may, at any time, sell, finance, or otherwise create a lien upon their interest in the Premises but only upon their interest and not upon any part of the interest held, or owned, by any other Co-Tenant, and shall not create any lien upon their individual interest if by operation of law such lien shall by law extend to the interest of any other Co-Tenant. All Co-Tenants reserve the right to escrow proceeds from a sale of their interests in the Premises to obtain tax deferral by the purchase of replacement property.

6. If any Co-Tenant shall be in default with respect to any of its obligations hereunder, and if said default is not corrected within thirty (30) days after receipt by said defaulting Co-Tenant of written notice of said default, or within a reasonable period if said default does not consist solely of a failure to pay money, the remaining Co-Tenant(s) may resort to any available remedy to cure said default at law, in equity, or by statute.

7. This Co-Tenancy agreement shall continue in full force and effect and shall bind and inure to the benefit of the Co-Tenant and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns until September 30, 2014 or upon the sale of the entire Premises in accordance with the terms hereof and proper disbursement of the proceeds thereof, whichever shall first occur. Unless specifically identified as a personal contract right or obligation herein, this agreement shall run with any interest in the Property and with the title thereto. Once any person, party or entity has ceased to have an interest in fee in any portion of the Entire Property, it shall not be bound by, subject to or benefit from the terms hereof; but its heirs, executors, administrators, personal representatives, successors or assigns, as the case may be, shall be substituted for it hereunder. Any Co-Tenant may, at any time effective upon written notice to Co-Tenancy Manager revoke the designation of Co-Tenancy Manager as such Co-Tenant's agent for the purposes as set forth herein. Any Co-Tenant revoking such designation of Co-Tenancy Manager's agency shall notify Co-Tenancy Manager in writing in accordance with the terms hereof and such revocation shall be effective upon Co-Tenancy Manager's receipt of such written revocation.

8. Any notice or election required or permitted to be given or served by any party hereto to, or upon any other, shall be given to all known Co-Tenants and deemed given or served in accordance with the provisions of this Agreement, if said notice or elections addressed as follows;

If to Fund 85A:

     AEI Real Estate Fund 85-A Limited Partnership
     1300 World Trade Center
     30 East Seventh Street
     St. Paul, MN  55101-4901

If to Dyar:

     George W. Dyar
     2713 Rockybrook Lane
     Opelika, AL 36801


Co-Tenant Initial: /s/ GWD
Co-Tenancy Agreement for Marie Callender Pie Shops, Inc., Gresham OR


If to Cruickshank:

     David Louis Cruickshank,
     trustee under the trust created by the will dated June 5,1964 of Louis William Achenbach, deceased
     8050 Poplar Lane
     Carmel CA 93923

If to Wood:

     Donald B. Wood and Sue D. Wood, Trustees
     of the Wood Family Trust dated 3/15/93, as amended 7/9/97
     280 Canon Drive
     Santa Barbara, CA  93105

Each mailed notice or election shall be deemed to have been given to, or served upon, the party to which addressed on the date the same is deposited in the United States certified mail, return receipt requested, postage prepaid, or given to a nationally recognized courier service guaranteeing overnight delivery as properly addressed in the manner above provided. Any party hereto may change its address for the service of notice hereunder by delivering written notice of said change to the other parties hereunder, in the manner above specified, at least ten (10) days prior to the effective date of said change. Any Co-Tenant selling or transferring all or a portion of its interest in the Premises shall provide, within a reasonable time after the completion of such sale or transfer, written notice to all other Co-Tenants of the name and address of such new Co-Tenant and the interest held by such new Co-Tenant.

9. This Agreement shall not create any partnership or joint venture among or between the Co-Tenants or any of them; no Co-Tenant shall file any partnership tax returns nor otherwise take any action respecting nor represent the relationship among the Co-Tenants as other than co-tenants of undivided interests in real property. The only relationship among and between the Co-Tenants hereunder shall be that of owners of the Premises as tenants in common subject to the terms hereof.

10. The unenforceability or invalidity of any provision or provisions of this Agreement as to any person or circumstances shall not render that provision, nor any other provision hereof, unenforceable or invalid as to any other person or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

11. In the event any litigation arises between the parties hereto relating to this Agreement, or any of the provisions hereof, the party prevailing in such action shall be entitled to receive from the losing party, in addition to all other relief, remedies and damages to which it is otherwise entitled, all reasonable costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in connection with said litigation.


Co-Tenant Initial: /s/ GWD
Co-Tenancy Agreement for Marie Callender Pie Shops, Inc., Gresham OR



12. To the extent that this agreement binds all Co-Tenants of the Premises, such covenants are deemed to run with the land and shall be evidenced in a Co-Tenancy Agreement entered into by any Co-Tenant with any purchaser of all or any portion of its interest in the Premises. Except as otherwise provided or modified herein, Co-Tenants retain all rights otherwise available under law to any Co-Tenant of an interest in Real Property.

13. Every Co-Tenant shall have a right of first refusal to purchase the interest of any other Co-Tenant in the Premises, upon the following limited terms and conditions. If and only when a Co-Tenant shall give written notice to another Co-Tenant (and only as to such Co-Tenant receiving such notice) of a desire to be notified of any proposed sale "Notice of Desire to Purchase"), Co-Tenants desiring notice of proposed sales of Co-
Tenancy interests shall receive notice of proposed sales of the interest of the Co-Tenant who has received a Notice of Desire to Purchase. Any Co-Tenant offering its interest or any portion thereof for sale ("Selling Co-Tenant") shall first notify all Co-Tenants who have provided a Notice of Desire to Purchase. Such notice ("Selling Co-Tenant's Notice") shall give Selling Co-Tenant's name and address and state a price at which Selling Co-Tenant intends to sell and will sell a specified portion or all of its interest in the fee simple to the Leased Premises.

If a Co-Tenant shall fail to exercise its Right of First Refusal as set forth herein, those Co-Tenant's exercising their Right of First Refusal shall buy all, but not less than all, of the interest in the Premises offered for sale by the Selling Co-Tenant, purchasing prorata in proportion that the purchasing Co-Tenant's interests in the Premises shall bear to one another. For ten (10) business days (the "Right of First Refusal Period") following the giving of such notice, a Co-Tenant shall have the option to purchase such portion of the fee interest of the Selling Co-Tenant as set forth in Selling Co-Tenant's Notice at the price in cash stated in the Selling Co-Tenant's Notice. A written notice addressed to Selling Co-Tenant and signed by the purchasing Co-Tenant shall be given, in accordance with the provisions hereof respecting the giving of notice, within the period set forth above for exercising the Right of First Refusal. If no Co-Tenant shall exercise its Right of First Refusal, Selling Co-Tenant shall be free to market its interest in the Premises after expiration of the Right of First Refusal Period and shall be free to sell all or any portion of its interest in the Premises at a price prorata greater than, or equal to, that which is set forth in the Selling Co-Tenant's Notice.

The above provisions shall not apply to the sale or transfer of a Co-Tenant's interest in the Premises if such sale or transfer shall be to an affiliate of the selling or transferring Co-Tenant or to a trust established by such Co-Tenant for estate planning purposes.


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Co-Tenant Initial: /s/ GWD
Co-Tenancy Agreement for Marie Callender Pie Shops, Inc., Gresham OR


IN WITNESS WHEREOF, The parties hereto have caused this Agreement to be executed and delivered, as of the day and year first above written.


          George W. Dyar


          By: /s/ George W Dyar
                  George W. Dyar


          WITNESS:

          /s/ B. Dale Henerson

              B. Dale Henderson
                (Print Name)



STATE OF ALABAMA)
                        ) ss
COUNTY OF JEFFERSON)

I, a Notary Public in and for the state and county of aforesaid, hereby certify there appeared before me this 10th day of October, 2001, George W. Dyar, who executed the foregoing instrument in said capacity.

                              /s/ Patricia A Legg
                                   Notary Public





Co-Tenant Initial: /s/ GWD
Co-Tenancy Agreement for Marie Callender Pie Shops, Inc., Gresham OR










        AEI Real Estate Fund 85-A Limited Partnership
        By: Net Lease Management 85-A,  Inc.,  its  corporate
            general partner

        By: /s/ Robert P Johnson
                Robert P. Johnson, President


          WITNESS:

          /s/ Debra L Achman

              Debra L Achman
               (Print Name)


State of Minnesota)
                        ) ss.
County of Ramsey)

I, a Notary Public in and for the state and county of aforesaid, hereby certify there appeared before me this 30th day of October, 2001, Robert P. Johnson, President of Net Lease Management 85-A, Inc. corporate general partner of AEI Real Estate Fund 85-A Limited Partnership, who executed the foregoing instrument in said capacity and on behalf of the corporation.

                                   /s/ Debra A Jochum
                                       Notary Public



[notary seal]




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Co-Tenant Initial: /s/ GWD
Co-Tenancy Agreement for Marie Callender Pie Shops, Inc., Gresham OR








                           EXHIBIT "A"

                        Legal Description
                        (Gresham, Oregon)


     PARCEL 1

     A  tract  of  land located in the J.P. Powell donation  Land
     Claim  in Section 3, Township 1 South, Range 3 East  of  the
     Willamette  Meridan,  in  the City  of  Gresham,  County  of
     Multnomah and State of Oregon.

     Beginning at the intersection of the Northerly right-of-way of SE Burnside Road, with the Westerly right-of-way of SE 223rd Avenue, said point being 60 feet from the center line of SE Burnside Road (county Road No. 2063) and 45 feet from the center line of SE 223rd Avenue (County Road No 3807); thence along the Northerly right-of-way line of SE Burnside Road along the arc of a 11,400 foot radius curve to the right, an arc distance of 42.88 feet of which the long chord bears right, an arc distance of 42.88 feet of which the long chord bears North 67 10' 52" West; thence North 67 04' 24" West 431.12 feet to the true point of beginning of the hereinafter described land; thence North 67 04' 24" West along the Northerly right-of-way line of SE Burnside Road, a distance of 166.00 feet; thence North 22 55' 36" East 314.07 feet to a point on the Southwesterly right-of-way line of SE 223rd Avenue; thence along the Southwesterly line of SE 223 rd Avenue 93.85 feet along the arc of a 761.20 foot radius curve to the left through a central angle of 7 03' 50" (the long chord bears South 39 08' 00" East 93.79 feet); thence along said Southwest right-of-way line South 42 39' 55" East
     148.41 feet; thence South 22 55' 36" West 96.80 feet; thence North 67 04' 24" West 52.00 feet; thence South 22 55' 36" West 112.00 feet to the true point of beginning.

     PARCEL II

     A   nonexclusive  easement  for  vehicular  and   pedistrian
     ingress, egress and access to and use of parking spaces as set forth in Easement Agreement recorded October 29, 1997 in Fee No. 97 167113, over the following described land:

     A portion of land located within a parcel, being described by Deed recorded in Book 2417, Page 1767, Multnomah County Deed Records; said parcel being in the Southwest one-quarter of Section 3, township 1 South, Range 3 East, in the City of Gresham, County of Multnomah and State of Oregon, said portion being more particularly described as follows;

     Beginning at a point being the most Southwesterly corner of said parcel, said point also being on the Northerly right-of-way line of S.E. Burnside Street; thence leaving said Northerly right-of-way line North 22 55' 36" East 112.00 feet; thence South 67 04' 24" East 10.99 feet; thence south 22 55' 36" West 112.00 feet to said Northerly right-of-way line; thence tracing said Northerly right-of-way line North 67 04' 24" West 10.99 feet to the point of beginning.

     TOGETHER WITH a portion that begins at a point that bears South 22 55' 36" West 31.67 feet from the most Northerly corner of said parcel; thence South 45 45' 15" East 60.92 feet; thence North 52 37' 55" East 25.65 feet to the Southerly right-of-way line of N.W. Fairview Drive; thence tracing said Southerly right-of-way line South 42 39' 55" East 30.18 feet; thence leaving said Southerly right-of-way line South 52 23' 08" West 16.19 feet; thence South 36 54' 33" West 115.27 feet; thence South 6 05' 13" East 22.82 feet; thence south 36 41' 37" West 19.45 feet to the Northerly right-of-way line of S.E. Burnside Street; thence tracing said Northerly right-of-way line North 67 04' 24" West 32.95 feet; thence leaving said Northerly right-of-way line North 36 42' 41" East 4.70 feet; thence North 16 02; 36" East 31.02 feet; thence North 37 24' 30" East 95.12 feet; thence North 45 02' 30" West 60.20 feet; thence North 22 55' 36" East 27.11 feet to the point of beginning.